Exhibit 1(h)

               CERTIFICATE OF AMENDMENT TO DECLARATION OF TRUST OF
                       MERRILL LYNCH EQUITY DIVIDEND FUND
                  (Formerly, Merrill Lynch Equity Income Fund)

      The undersigned, constituting at least a majority of the Trustees of Merrill Lynch Equity Income Fund (the "Trust"), a business trust organized under the laws of Massachusetts, pursuant to the Declaration of Trust of the Trust dated the 14th day of May, 1987, as amended (the "Declaration"), do hereby certify that the Trustees of the Trust have duly adopted the following amendment:

      That the Declaration be and hereby is amended to change the name of the Trust from "Merrill Lynch Equity Income Fund" to "Merrill Lynch Equity Dividend Fund" in the following manner:

1.1   Name. The name of the trust created hereby (the "Trust") shall be "Merrill
            Lynch Equity Dividend Fund," and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue and be sued under that name, which name (and the word "Trust") wherever hereinafter used) shall refer to the Trustees as Trustees, and not individually, and shall not refer to the officers, agents, employees or Shareholders of the Trust. However, should the Trustees determine that the use of such name is not advisable, they may select such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name. Any name change shall become effective upon the execution by a majority of the then Trustees of an instrument setting forth the new name. Any such instrument shall have the status of an amendment to this Declaration.

      IN WITNESS WHEREOF, the undersigned, constituting a majority of the Trustees of the Trust, have executed this Amendment in duplicate original counterparts and have caused a duplicate original to be lodged among the records of the Trust as required by Article XI, Section 11.3(c) of the Declaration, this 24th day of September, 2003.

                                                  /s/ Terry K. Glenn
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Ronald W. Forbes                                  Terry K. Glenn

/s/ Cynthia A. Montgomery                         /s/ Charles Reilly
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Cynthia A. Montgomery                             Charles Reilly

                                                  /s/ Roscoe S. Suddarth
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Kevin A. Ryan                                     Roscoe S. Suddarth

                                                  /s/ Edward D. Zinbarg
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Richard R. West                                   Edward D. Zinbarg